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TIANJIN HUANENG GROUP ENERGY EQUIPMENT CO., LTD. Financial Statements For The Years Ended December 31, 2006 And 2005 (With Report of Independent Registered Public Accounting Firm Thereon)

ZHONG YI (HONG KONG) C.P.A. COMPANY LIMITED

Certified Public Accountants

TIANJIN HUANENG GROUP ENERGY EQUIPMENT CO., LTD.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Owners of
Tianjin Huaneng Group Energy Equipment Co., Ltd.

We have audited the accompanying balance sheets of Tianjin Huaneng Group Energy Equipment Co., Ltd. (“the Company”) as of December 31, 2006 and 2005 and the related statements of operations and comprehensive income, cash flows and owners’ equity for the years ended December 31, 2006 and 2005. The financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tianjin Huaneng Group Energy Equipment Co., Ltd. as of December 31, 2006 and 2005 and the results of operations and cash flows for the years ended December 31, 2006 and 2005 and in conformity with accounting principles generally accepted in the United States of America.

/s/ Zhong Yi (Hong Kong) C.P.A. Company Limited

Zhong Yi (Hong Kong) C.P.A. Company Limited
Certified Public Accountants

Hong Kong, China
July 17, 2007

TIANJIN HUANENG GROUP ENERGY EQUIPMENT CO., LTD.
BALANCE SHEETS
AS OF DECEMBER 31, 2006 AND 2005
(Currency expressed in United States Dollars (“US$”))

	As of December 31,
ASSETS	2006	2005
Current assets:
Cash and cash equivalents	$282,148	$258,737
Accounts receivable, net	4,129,068	2,113,888
Inventories	3,136,141	3,771,807
Prepayments and other receivables	569,416	475,753

Total current assets	8,116,773	6,620,185

Non-current assets:
Property, plant and equipment, net	1,151,521	1,190,894
Intangible assets, net	507,556	518,130

Total non-current assets	1,659,077	1,709,024

TOTAL ASSETS	$9,775,850	$8,329,209

LIABILITIES AND OWNERS’ EQUITY
Current liabilities:
Short-term bank loan	$1,154,703	$1,154,703
Accounts payable, trade	614,355	564,418
Deferred revenue	696,813	477,566
Advances from customers	2,513,511	2,924,157
Value-added tax payable	875,750	373,338
Income taxes payable	835,860	642,817
Deferred tax liabilities	79,038	-
Accrued liabilities and other payables	1,148,560	853,103

Total current liabilities	7,918,590	6,990,102

Long-term liabilities:
Long-term payables	748,412	773,823

Total liabilities	8,667,002	7,763,925

Owners’ equity:
Registered capital	720,786	720,786
Accumulated other comprehensive income	66,449	16,872
Statutory reserve	257,466	178,348
Retained earnings (accumulated deficits)	64,147	(350,722)

Total owners’ equity	1,108,848	565,284

TOTAL LIABILITIES AND OWNERS’ EQUITY	$9,775,850	$8,329,209

See accompanying notes to financial statements.

TIANJIN HUANENG GROUP ENERGY EQUIPMENT CO., LTD.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Currency expressed in United States Dollars (“US$”))

	Years ended December 31,
	2006	2005

Revenue, net
Product	$13,026,841	$8,984,244
Maintenance	485,986	368,176
	13,512,827	9,352,420
Cost of revenue
Product	10,346,178	7,293,042
Maintenance	27,809	23,896
	10,373,987	7,316,938

Gross profit	3,138,840	2,035,482

Operating expenses:
Sales and marketing	992,474	743,219
Depreciation and amortization	123,366	110,052
Research and development	119,603	94,962
General and administrative	845,632	674,019

Total operating expenses	2,081,075	1,622,252

Income from operations	1,057,765	413,230

Other income (expenses):
Interest expense	(152,742)	(119,027)
Interest income	1,169	1,643
Other income	34,011	62,450
Loss on disposal of plant and equipment	-	(2,944)

Total other expenses	(117,562)	(57,878)

Income before income taxes	940,203	355,352

Income tax expense	337,558	254,185

NET INCOME	$602,645	$101,167

Other comprehensive income:
- Foreign currency translation gain	49,577	33,166

COMPREHENSIVE INCOME	$652,222	$134,333

See accompanying notes to financial statements.

TIANJIN HUANENG GROUP ENERGY EQUIPMENT CO., LTD.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006 & 2005
(Currency expressed in United States Dollars (“US$”))

	Years ended December 31,
	2006	2005
Cash flows from operating activities:
Net income	$602,645	$101,167
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	202,215	181,455
Allowance for doubtful accounts	291,785	148,418
Loss on disposal of plant and equipment	-	2,944
Change in operating assets and liabilities:
Accounts receivable	(2,306,965)	(756,552)
Inventories	635,666	(550,936)
Prepayments and other receivables	(93,663)	(113,623)
Accounts payable	49,937	152,797
Deferred revenue	219,247	112,986
Advances from customers	(410,646)	194,051
Value-added tax payable	502,412	241,339
Income taxes payable	193,043	47,088
Deferred tax liabilities	79,038	-
Accrued liabilities and other payables	295,458	532,294

Net cash provided by operating activities	260,172	293,428

Cash flows from investing activities:
Purchase of property, plant and equipment	(152,269)	(194,453)
Proceeds from disposal of plant and equipment	-	5,556
Payment in relation to intangible assets	-	(107,920)

Net cash used in investing activities	(152,269)	(296,817)

Cash flows from financing activities:
Dividend paid to owners	(108,658)	(56,709)
Repayment of long-term payables	(25,411)	(47,502)

Net cash used in financing activities	(134,069)	(104,211)

Foreign currency translation adjustment	49,577	33,166

NET CHANGE IN CASH AND CASH EQUIVALENTS	23,411	(74,434)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	258,737	333,171

CASH AND CASH EQUIVALENTS, END OF YEAR	$282,148	$258,737

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$84,562	$207,097
Cash paid for interest expenses	$152,742	$119,027
See accompanying notes to financial statements.

TIANJIN HUANENG GROUP ENERGY EQUIPMENT CO., LTD.
STATEMENTS OF OWNERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Currency expressed in United States Dollars (“US$”))

	Registered capital	Accumulated other comprehensive (loss) income	Statutory reserve	(Accumulated deficits)/ retained earnings	Total Equity

Balance as of January 1, 2005	$720,786	$(16,294)	$103,838	$(320,670)	$487,660

Foreign currency translation	-	33,166	-	-	33,166
Net income for the year	-	-	-	101,167	101,167
Dividend to owners	-	-	-	(56,709)	(56,709)
Transfer of retained earnings to statutory reserve	-	-	74,510	(74,510)	-
Balance as of December 31, 2005	720,786	16,872	178,348	(350,722)	565,284

Foreign currency translation	-	49,577	-	-	49,577
Net income for the year	-	-	-	602,645	602,645
Dividend to owners	-	-	-	(108,658)	(108,658)
Transfer of retained earnings to statutory reserve	-	-	79,118	(79,118)	-

Balance as of December 31, 2006	$720,786	$66,449	$257,466	$64,147	$1,108,848

See accompanying notes to financial statements.

TIANJIN HUANENG GROUP ENERGY EQUIPMENT CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Currency expressed in United States Dollars (“US$”))

1.	ORGANIZATION AND BUSINESS BACKGROUND

Tianjin Huaneng Group Energy Equipment Co., Ltd. (“the Company”) was established in 1987 as a state-owned enterprise and then was restructured in July 2004 as a limited liability company with 51% of its equity interest owned by Tianjin Municipal Ji County State-owned Assets Administration Commission (“SAAC”) and 49% of equity interest owned by employees in the People’s Republic of China (“PRC”). Its principal place of business is located in No.119 Yuyang South Road, Ji County, Tianjin Municipality, the PRC. The registered capital of the Company is US$720,786 (equivalent to Renminbi Yuan (“RMB”) 5,940,000).

The Company is principally engaged in the design, development and manufacturing and marketing of energy-saving related heating products such as heat pipes, heat exchangers, specialty heating pipes and tubes, high temperature hot blast stoves, heating filters, normal pressure water boilers, solar energy water heaters and radiators. These products are distributed in the PRC and Southeast Asia.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

●	Basis of Presentation

These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

●	Use of Estimates

In preparing these financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the year reported. Actual results may differ from these estimates.

●	Revenue Recognition

The Company derives revenues from the provision of energy-saving projects. The Company recognizes its revenues net of value-added taxes (“VAT”). The Company is subject to VAT which is levied on the majority of the products at the rate of 17% on the invoiced value of sales. Output VAT is borne by customers in addition to the invoiced value of sales and input VAT is borne by the Company in addition to the invoiced value of purchases to the extent not refunded for export sales.

In accordance with the SEC’s Staff Accounting Bulletin No. 104, Revenue Recognition, the Company recognizes revenue when persuasive evidence of an arrangement exists, transfer of title has occurred or services have been rendered, the selling price is fixed or determinable and collectibility is reasonably assured.

The Company sells their products and services under a bundled sales arrangement, which typically include equipment, installation, testing and maintenance components. The components of equipment, installation and testing are non-separable and considered as a single unit of deliverables, namely product revenue. Hence, the product and maintenance are considered separate units of accounting in the arrangement.

TIANJIN HUANENG GROUP ENERGY EQUIPMENT CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Currency expressed in United States Dollars (“US$”))

Revenues under these bundled arrangements are allocated considering the relative fair values of two separate deliverables: (a) product deliverable and (b) maintenance deliverable, included in the bundled arrangement based on the estimated relative fair values of each element in accordance with EITF 00-21, “Accounting for Multiple Element Revenue Arrangements” and recognized when the applicable revenue recognition criteria for each element are met.

(a)	Product revenue

Revenue from these product deliverables are recognized upon final acceptance, which is signed by the customer when installation is completed.

In accordance with EITF 00-10, “Accounting for Shipping and Handling Fees and Costs,” the Company records shipping and handling costs incurred for inbound and outbound freight as a component of cost of revenues.

(b)	Maintenance revenue

Revenue from maintenance support for the Company’s products are deferred and recognized ratably over the term of the service period upon the acceptance of the products, which is generally 12 months. As of December 31, 2006 and 2005, the unrecognized portion of revenue related to maintenance was $696,813 and $477,566 and were included in the Deferred Revenue caption on the balance sheets.

(c)	Interest Income

Interest income is recognized on a time apportionment basis, taking into account the principal amounts outstanding and the interest rates applicable.

●	Cost of Revenue

Cost of revenue consists primarily of material costs, direct labor, shipping and handling fee, depreciation and manufacturing overheads, which are directly attributable to the manufacture of products and the provision of the energy-saving projects.

●	Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

●	Accounts Receivable and Allowance for Doubtful Accounts

The Company carries accounts receivable at their face amounts less an allowance for doubtful accounts. On a regular basis, an allowance for uncollectible receivables is established and determined based upon past transaction history with customers, customer payment practices and economic conditions. Actual collection experience may differ from the current estimate of net receivables. A change to the allowance for uncollectible amounts may be required if a future event or other change in circumstances results in a change in the estimate of the ultimate collectibility of a specific account. The Company does not require collateral for the accounts receivable balances. For the years ended December 31, 2006 and 2005, the Company recorded an allowance for doubtful accounts of $291,785 and $148,418, respectively.

TIANJIN HUANENG GROUP ENERGY EQUIPMENT CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Currency expressed in United States Dollars (“US$”))

●	Inventories

Inventories consist primarily of finished goods, work in process and raw materials and are stated at the lower of cost or net realizable value, with cost being determined on a weighted average basis. Allowance for slow-moving and obsolescence is an estimate amount based on an analysis of current business and economic risks, the duration of the inventories held and other specific identifiable risks that may indicate a potential loss. The allowance is reviewed regularly to ensure that it adequately provides for all reasonable expected losses. For the years ended December 31, 2006 and 2005, the Company did not record any allowance for obsolescence.

●	Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

	Depreciable life	Residual value

Building	20 years	5%
Plant and machinery	10 years	5%
Motor vehicles	5 years	5%
Office equipment	10 years	5%

Expenditure for maintenance and repairs is expensed as incurred. The gain or loss on the disposal of property, plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets and is recognized in the statements of operations.

●	Land Use Right

All lands in the PRC are owned by the PRC government. The government in the PRC, according to the relevant PRC law, may sell the right to use the land for a specified period of time. Thus, all of the Company’s land purchases in the PRC are considered to be leasehold land and are stated at cost less accumulated amortization and any recognized impairment loss. Amortization is provided over the term of the land use right agreements on a straight-line basis, which is 50 years and they will expire in 2054.

Amortization expense totaled $10,574 and $10,574 for the years ended December 31, 2006 and 2005, respectively.

TIANJIN HUANENG GROUP ENERGY EQUIPMENT CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Currency expressed in United States Dollars (“US$”))

●	Valuation of Long-lived Assets

In accordance with SFAS No. 144,“Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company reviews its long-lived assets, including property, plant and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be fully recoverable. If the total of the expected undiscounted future net cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying amount of the asset. There has been no impairment as of December 31, 2006 or 2005.

●	Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during the year from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statement of owners’ equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

●	Income Taxes

The Company accounts for income tax using SFAS No. 109 “Accounting for Income Taxes”, which requires the asset and liability approach for financial accounting and reporting for income taxes. Under this approach, deferred income taxes are provided for the estimated future tax effects attributable to temporary differences between financial statement carrying amounts of assets and liabilities and their respective tax bases, and for the expected future tax benefits from loss carry-forwards and provisions, if any. Deferred tax assets and liabilities are measured using the enacted tax rates expected in the years of recovery or reversal and the effect from a change in tax rates is recognized in the statements of operations and comprehensive income in the period of enactment. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all of the deferred tax assets will not be realized.

●	Foreign Currencies Translation

The functional currency of the Company is Renminbi Yuan (“RMB”). The accompanying financial statements have been expressed in United States dollars, the reporting currency of the Company. The balance sheet is translated into United States dollars based on the rates of exchange ruling at the balance sheet date. The statements of operations and comprehensive income are translated using a weighted average rate for the year. Translation adjustments are reflected as cumulative translation adjustments in owners’ equity.

●	Retirement Plan Costs

Contributions to retirement schemes (which are defined contribution plans) are charged to general and administrative expenses in the statements of operations and comprehensive income as and when the related employee service is provided.

TIANJIN HUANENG GROUP ENERGY EQUIPMENT CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Currency expressed in United States Dollars (“US$”))

●	Research and Development Costs

Research and development costs are expensed when incurred in the development of new processes including significant improvements and refinements of existing products. Such costs mainly relate to labor and material cost. The Company incurred $119,603 and $94,962 for the years ended December 31, 2006 and 2005, respectively.

●	Advertising Expenses

The Company expenses advertising costs as incurred in accordance with the American Institute of Certified Public Accountants (“AICPA”) Statement of Position 93-7,“Reporting for Advertising Costs”. The Company incurred $32,904 and $47,379 advertising expenses for each of the years ended December 31, 2006 and 2005, respectively.

●	Product Warranty

Under the terms of the contracts, the Company provides a product warranty on the equipment to its customers for a period of twelve months upon the completion of installation at the Company’s expense. The Company has not experienced any material returns where it was under obligation to honor this standard warranty provision. As such, no reserve for product warranty has been provided in the statements of operations for the years ended December 31, 2006 and 2005.

●	Related Parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

●	Segment Reporting

SFAS No. 131 “Disclosures about Segments of an Enterprise and Related Information” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Company operates in one principal reportable business segment. All the customers are located in the PRC and the South East Asia region.

●	Fair Value of Financial Instruments

The Company values its financial instruments as required by SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”. The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. The estimates presented herein are not necessarily indicative of amounts that the Company could realize in a current market exchange.

TIANJIN HUANENG GROUP ENERGY EQUIPMENT CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Currency expressed in United States Dollars (“US$”))

The Company’s financial instruments primarily include cash and cash equivalents, trade accounts receivable, inventories, prepayments and other receivables, short-term bank loan, trade accounts payable, deferred revenue, advances from customers, value-added tax payable, income taxes payable, accrued liabilities and other payable.

As of the balance sheet date, the estimated fair values of financial instruments were not materially different from their carrying values as presented due to short maturities of these instruments.

●	Recently Issued Accounting Standards

In September 2005, the FASB’s Emerging Issues Task Force (“EITF”) reached a final consensus on Issue 04-13,“Accounting for Purchases and Sales of Inventory with the Same Counterparty” (“EITF 04-13”). EITF 04-13 requires that two or more legally separate exchange transactions with the same counterparty be combined and considered a single arrangement for purposes of applying APB Opinion No. 29, “Accounting for Nonmonetary Transactions”, when the transactions are entered into in contemplation of one another. EITF 04-13 is effective for new arrangements entered into, or modifications or renewals of existing arrangements, in interim or annual periods beginning after March 15, 2006. The Company does not expect that the adoption of this statement would have a material effect on the Company’s financial position or results of operations.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Instruments-an amendment of FASB Statements 133 and 140”, which is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The statement improves financial reporting by eliminating the exemption from applying SFAS No. 133 to interests in securitized financial assets so that similar instruments are accounted for similarly regardless of the form of the instruments. The Statement also improves financial reporting by allowing a preparer to elect fair value measurement at acquisition, at issuance, or when a previously recognized have to bifurcated, if the holder elects to account for the whole instrument-by-instrument basis, in cases in which a derivative would otherwise have to bifurcated, if the holder elects to account for the whole instrument on a fair value basis. The Company does not expect that the adoption of this statement would have a material effect on the Company’s financial position or results of operations.

In July 2006, the FASB issued FIN 48, “Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109”, which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that the Company recognizes in its financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for the Company on January 1, 2007, with the cumulative effect of the change in accounting principle, if any, recorded as an adjustment to opening retained earnings. The Company is currently evaluating the impact of adopting FIN 48 on its financial statements.

In September 2006, the SEC released SAB No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”). SAB 108 provides interpretive guidance on the SEC’s views on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The provision of SAB 108 is effective for the Company in the current fiscal year ended December 31, 2006. The Company is currently evaluating the impact of SAB 108 but does not believe that the application of SAB 108 would have a material effect on its financial position, cash flows nor results of operations.

TIANJIN HUANENG GROUP ENERGY EQUIPMENT CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Currency expressed in United States Dollars (“US$”))

In September 2006, the FASB issued SFAS No.157, “Fair Value Measurements” (“SFAS 157”), which defines fair value, establishes guidelines for measuring fair value and expands disclosures regarding fair value measurements. SFAS 157 does not require any new fair value measurements but rather eliminates inconsistencies in guidance found in various prior accounting pronouncements. SFAS 157 will be effective for the Company starting January 1, 2008. Earlier adoption is permitted, provided the Company has not yet issued financial statements, including for interim periods, for that fiscal year. The Company is currently evaluating the impact of SFAS 157 on its financial position, cash flows and results of operations.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS No. 159 permits entities to choose to measure, on an item-by-item basis, specified financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are required to be reported in earnings at each reporting date. SFAS No. 159 is effective for fiscal year beginning after November 15, 2007, the provisions of which are required to be applied prospectively. The Company’s results of operations and financial condition will not be affected by SFAS No. 159 since the Company does not plan to implement the fair value option.

3.	ACCOUNTS RECEIVABLE, NET

The majority of the Company’s sales are on credit terms and in accordance with terms specified in the contracts governing the relevant transactions. The Company evaluates the need of an allowance for doubtful accounts based on specifically identified amounts that management believes to be uncollectible. If actual collections experience changes, revisions to the allowance may be required. Based upon the aforementioned criteria, the allowances for doubtful accounts are provided as $291,785 and $148,418 for the years ended December 31, 2006 and 2005, respectively.

	As of December 31,
	2006	2005

Accounts receivable, gross	$4,706,360	$2,399,395

Less: allowance for doubtful accounts	(577,292)	(285,507)

Accounts receivable, net	$4,129,068	$2,113,888

TIANJIN HUANENG GROUP ENERGY EQUIPMENT CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Currency expressed in United States Dollars (“US$”))

4.	INVENTORIES

Inventories consisted of the following:

	As of December 31,
	2006	2005

Raw materials	$508,161	$553,206
Work in process	245,082	29,794
Finished goods	2,382,898	3,188,807
	3,136,141	3,771,807

Less: allowance for obsolescence	-	-

	$3,136,141	$3,771,807

5.	PREPAYMENTS AND OTHER RECEIVABLES

A summary of prepayments and other receivables was:

	As of December 31,
	2006	2005

Advances to employees	$206,661	$216,475
Deposits to vendors	345,024	240,937
Other receivables	17,731	18,341

	$569,416	$475,753

6.	PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net, consisted of the following:

	As of December 31,
	2006	2005

Building	$721,753	$690,887
Plant and machinery	1,157,166	1,063,659
Motor vehicles	199,606	192,997
Office equipment	109,806	88,520
	2,188,331	2,036,063

Less: accumulated depreciation	(1,036,810)	(845,169)

Net book value	$1,151,521	$1,190,894

Depreciation expense for the years ended December 31, 2006 and 2005 were $191,641 and $170,881, respectively.

TIANJIN HUANENG GROUP ENERGY EQUIPMENT CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Currency expressed in United States Dollars (“US$”))

As of December 31, 2006 and 2005, certain property, plant and machinery with the net book value of $933,300 and $1,042,342, respectively, were pledged as securities in connection with outstanding loan facilities (see Note 8).

7.	INTANGIBLE ASSETS, NET

	As of December 31,
	2006	2005

Land use rights, cost	$528,704	$528,704

Less: accumulated amortization	(21,148)	(10,574)

Land use rights, net	$507,556	$518,130

Amortization expense for the years ended December 31, 2006 and 2005 were $10,574 and $10,574, respectively.

8.	SHORT-TERM BANK LOAN

The Company has a short-term bank loan of $1,154,703 with the Agricultural Bank of China, which is secured with interest rate at 5.841% per annum payable quarterly, with principle due November 27, 2006. It is collateralized by building and certain plant and machinery of the Company (see Note 6). In July 2007, the Company repaid the short-term bank loan to the bank.

9.	DEFERRED REVENUE

Deferred revenue represents the unrecognized portion of the entire fee from the bundled arrangement allocated to maintenance service and recognized to revenue ratably over the service period, usually 12 months (see Note 2).

10.	ADVANCES FROM CUSTOMERS

Advances from customers represent the advanced payments made by the customers upon the signing of a purchase contract.

TIANJIN HUANENG GROUP ENERGY EQUIPMENT CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Currency expressed in United States Dollars (“US$”))

11.	ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consisted of the following:

	As of December 31,
	2006	2005

Welfare payable	$523,566	$278,389
Salary payable	393,869	325,280
Government levy payable	99,293	85,584
Accrued expenses	131,832	163,850

	$1,148,560	$853,103

12.	LONG-TERM PAYABLES

Long-term payables consisted of the following:

	As of December 31,
	2006	2005

Payable to employees	$496,252	$579,263
Payable to government	194,560	194,560
Payable to third parties	57,600	-

	$748,412	$773,823

Payable to employees represented unsecured advances with interest rate at 8.2% per annum payable quarterly and repayable in the next twelve months.

Payable to government and third parties represented unsecured advances, interest-free and repayable in the next twelve months.

TIANJIN HUANENG GROUP ENERGY EQUIPMENT CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Currency expressed in United States Dollars (“US$”))

13.	INCOME TAXES

The Company is subject to taxes in the PRC. Pursuant to the PRC Income Tax Laws, the Company is generally subject to enterprise income tax (“EIT”) at a statutory rate of 33% (30% national income tax plus 3% local income tax).

The provision for income tax expense consisted of the following:

	Years ended December 31,
	2006	2005

Current tax	$258,520	$254,185
Deferred tax	79,038	-

Income tax expenses	$337,558	$254,185

The reconciliation of income tax rate to the effective income tax rate based on income before income taxes stated in the statements of operations for the years ended December 31, 2006 and 2005 is as follows:

	Years ended December 31,
	2006	2005

Income before income taxes	$940,203	$355,352
Statutory income tax rate	33%	33%
	310,267	117,266
Add: Items not subject to taxes
- Deferred revenue	65,880	34,544
- Provisions	(38,589)	102,375

Income tax expenses	$337,558	$254,185

The following table sets forth the significant components of the deferred tax liabilities of the Company as of December 31, 2006 and 2005:

	As of December 31,
	2006	2005
Deferred tax liabilities:
Accounts receivables	$75,378	$-
Depreciation	3,660	-

Deferred tax liabilities	$79,038	$-

14.	OWNERS’ EQUITY

Prior to the restructuring in 2004, the Company was established as a state-owned enterprise with a registered capital of $182,016 (approximately RMB1,500,000). In July 2004, the Company was restructured to a limited liability company with 51% of its equity interest owned by SAAC and 49% of equity interest owned by employees in the PRC. In accordance with the Company’s Articles of Association, the registered capital of the Company was $720,786 (approximately RMB5,940,000).

TIANJIN HUANENG GROUP ENERGY EQUIPMENT CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Currency expressed in United States Dollars (“US$”))

15.	CHINA CONTRIBUTION PLAN

Under the PRC Law, full-time employees of the Company are entitled to staff welfare benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a China government-mandated multi-employer defined contribution plan. The Company is required to accrue for these benefits based on certain percentages of the employees’ salaries. The total contributions provided for such employee benefits were $266,446 and $209,788 for the years ended December 31, 2006 and 2005, respectively.

16.	STATUTORY RESERVE

Under the PRC Law, the Company is required to make appropriations to the statutory reserve based on after-tax net earnings and determined in accordance with generally accepted accounting principles of the People’s Republic of China (the “PRC GAAP”). Appropriation to the statutory reserve should be at least 10% of the after-tax net income until the reserve is equal to 50% of the registered capital. The statutory reserve is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation.

For the years ended December 31, 2006 and 2005, the Company contributed $79,118 and $74,510 to statutory reserve, respectively.

17.	SEGMENT INFORMATION

The Company operates in one single business segment that includes the design, development, manufacture of products and provision of energy-saving projects. The following table summarizes the Company’s net revenues generated from different geographic locations:

	Years ended December 31,
	2006	2005
Revenue:
- Southeast Asia	$126,250	$268,761
- The PRC	13,386,577	9,083,659

Total revenue, net	$13,512,827	$9,352,420

All of the Company’s long-lived assets are located in the PRC.

18.	CONCENTRATION AND RISK

(a)	Major customers

For the years ended December 31, 2006 and 2005, there is no customer who accounts for 10% or more of total net revenues.

TIANJIN HUANENG GROUP ENERGY EQUIPMENT CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Currency expressed in United States Dollars (“US$”))

(b)	Major vendors

The vendors who account for 10% or more of purchases are presented as follows:

	Year ended December 31, 2006
Vendors	Purchases	Percentage of purchases	Accounts Payables

Vendor A	$3,400,500	58%	$354,560
Vendor B	709,068	12%	-

Total:	$4,109,568	70%	$354,560

	Year ended December 31, 2005
Vendors	Purchases	Percentage of purchases	Accounts Payables

Vendor A	$4,047,680	55%	$352,723

(c)	Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of accounts receivable. The Company performs ongoing credit evaluations of its customers' financial condition, but does not require collateral to support such receivables.

(d)	Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

The Company’s interest-rate risk arises from long-term borrowings. Borrowings issued at variable rates expose the Company to cash flow interest-rate risk. Borrowings issued at fixed rates expose the Company to fair value interest-rate risk. Company policy is to maintain approximately all of its borrowings in fixed rate instruments. At the year end, all of borrowings were at fixed rates.

19.	COMMITMENTS

The Company rented offices under non-cancelable operating lease agreements. As of December 31, 2006, future minimum annual operating lease payments were as follows:

Year ending December 31:
2007	$12,720
2008	12,720

Total future minimum operating lease payments	$25,440

For the years ended December 31, 2006 and 2005, rent expense was $12,720 and $12,377, respectively.